EXHIBIT 23.2

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

             We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 20, 1995 appearing on page 24 of Lanxide Corporation's Annual Report on Form 10-KSB for the year ended September 30, 1995.

          /s/ Price Waterhouse LLP

          Price Waterhouse LLP

          June 24, 1996